Exhibit 10.2

Date: 28 May 2013

QUALITY AGREEMENT

Quality Agreement for the Product/Service:

This document constitutes the Quality Agreement (“Agreement”) between Packaging Coordinators, Inc. (“PCI”) and AMAG Pharmaceuticals, Inc. (“AMAG”) for product storage and commercial packaging and labeling services, more specifically with regard to 20mL 1ct and 10ct (WIP, FG) Feraheme (“Services”).

This Agreement defines the individual responsibilities of PCI and AMAG. Specifically, this Agreement defines which party is responsible for the cGMP aspects of packaging, storage and release, as applicable.  Furthermore, this Agreement specifies the way in which the batches will be released to ensure compliance with the approved product specifications.

This Agreement is composed of a detailed checklist of the activities associated with contract packaging, storage, release, distribution and certain other regulatory requirements.  This Agreement shall be incorporated within and constitute a part of the Commercial Packaging Services Agreement, dated May 29, 2009, as such agreements may be amended from to time to time (“Service Agreement”). Responsibility for each activity is assigned to either or PCI to AMAG in the appropriate tick box.

In the event of a conflict between this Agreement and the Service Agreement, then such Service Agreement shall control, except with respect to quality assurance requirements which shall be controlled by this Agreement.  This Quality Agreement will be minimally reviewed and re-approved by AMAG and PCI on a biennial basis.

Packaging Coordinators, Inc.	AMAG Pharmaceuticals, Inc
100 Hayden Ave
3001 Red Lion Road	Lexington, MA 02421
Philadelphia, PA 19114

Quality Head- PCI	Quality Head- AMAG

Jeannie Metzinger, Vice President of Quality	Michelle Anastasi, Director, Quality Assurance

/s/ Jeannie Metzinger 5/13/2013	/s/ Michelle Anastasi 6/5/2013
Signature/Date	Signature/Date

For purposes of this Quality Agreement, the following definitions shall apply:

A.                                    “API” shall mean the active pharmaceutical ingredient used in the manufacture of the Product as identified in the Specifications.

B.                                    “Applicable Laws” means all laws, ordinances, rules and regulations within the Territory applicable to the Processing of the Product and the obligations of PCI or AMAG, as the context requires, including, without limitation, (i) all applicable federal, state and local laws and regulations of each Territory; (ii) the U.S. Federal Food, Drug and Cosmetic Act, and (iii) the “GMPs.”  Applicable Laws shall also include all laws, ordinances, rules and regulations applicable in Territories added to this Quality Agreement after the Effective Date of this Agreement, solely to the extent AMAG or its designee has provided written copies of such laws to PCI prior to PCI’s Processing Product under this Quality Agreement.  Copies of all laws shall be in the English language.

C.                                    “Facility” means the PCI facilities located at:

3001 Red Lion Road	2200 Lake Shore Drive
Philadlephia, PA 19114	Woodstock, IL 60098

D.                                    “FDA” shall mean the United States Food and Drug Administration, and any successor entity thereto.

E.                                     “GMPs” mean the current Good Manufacturing Practices for Finished Pharmaceuticals promulgated by the FDA, as amended from time to time.  GMPs shall also include good manufacturing practice regulations promulgated by a Regulatory Authority in a Territory added to this Agreement after the Effective Date of this Agreement, solely to the extent AMAG or its designee has provided written copies of such regulations to PCI prior to PCI’s Processing Product under this Quality Agreement.  Copies of all laws shall be in the English language.

F.                                      “Marketing Application” shall mean an application for marketing authorization which has not yet been approved by the FDA or other Regulatory Authority, including without limitation, FDA New Drug Application, FDA Abbreviated New Drug Application, and other similar marketing applications promulgated by Regulatory Authorities.

G.                                    “Marketing Authorizations” shall mean any approved application for marketing authorization including without limitation, FDA New Drug Application, FDA Abbreviated New Drug Application, and other similar marketing applications promulgated by Regulatory Authorities.

H.                                   “Packaging” means packaging the Product according to the Specifications.

I.                                        “Process” or “Processing” means the sterile compounding, filling, producing and/or packaging of the Raw Materials into Product in accordance with the Specifications and the terms and conditions set forth in the Supply Agreement and this Quality Agreement.

J.                                        “Product” shall mean the Product identified on the first page of this Quality Agreement.

K.                                   “Regulatory Authority” shall mean the FDA and any other Regulatory Authority within a Territory involved in regulating any aspect of the development, manufacture, market approval, sale, distribution, packaging or use of the Product.

L.                                    “Specifications” means the procedures, requirements, standards, quality control testing, other data and scope of services set forth in this Agreement.

M.                                 “Standard Operating Procedures” shall mean the standard operating procedures in effect at PCI which have been approved by PCI Quality Assurance department and which are applicable to the Processing.

N.                                    “Territories” shall mean the Unites States of America and any other country which the parties agree in writing to add to this Quality Agreement from time to time.

	Responsibilities	PCI	AMAG
1	COMPLIANCE REQUIREMENT
1.1	Package and hold the product (s) in accordance with cGMP, all applicable FDA requirements and/or applicable Regulatory Authorities	X
1.2	Welcome audits conducted by AMAG or its Partners at mutually agreed upon times of relevant premises, procedures and documentation as well as inspections by Regulatory Authorities	X
1.3	Refrain from subcontracting any of the work to a third party without AMAG’s prior written agreement	X
1.4	Will prepare, maintain and update the Marketing Authorization in accordance with all Applicable Laws and will communicate any changes affecting Packaging of the Product and otherwise as appropriate.		X
1.5

Will provide copies of those portions of the Marketing Application which are applicable to the Packaging of the Product prior to implementation or submission of such Marketing Application to the applicable Regulatory Authority.

X
1.6	Will promptly notify the other party in writing of any FDA or other Regulatory Authority investigation relating to Product manufacturing or Packaging at the Facilities.	X	X
1.7	Provide information in support of regulatory requirements in accordance with the terms of the applicable Service Agreement.	X
1.8	Notify AMAG and seek prior written approval of any proposed changes to the facilities, equipment, materials or testing that may directly impact the Services	X
1.9

Provide copies of any FDA Form 483, Warning Letter or other official communication from applicable regulatory agencies directly relating to the Services, Product or the facilities used to package or hold the Product within 3 business days of receipt as well as all subsequent responses

X
1.10	Notify PCI within 48 hours (2 business days) of any recall and/or confirmed stability failure of the Product that might be attributed to the packaging or storage of the product.		X
1.11	Reserves the right to recommend a recall to AMAG should a problem or issue become known that would affect the safety and efficacy of the Product.	X
1.12	Will be responsible for decision to initiate a recall or Product withdrawal after consultation with PCI.		X
1.13

Notify AMAG in writing within 48 hours (2 business days) of any applicable regulatory agency request for product samples, batch records, notice of inspections for any products supplied to AMAG and provide AMAG with daily summary reports of applicable

X

	Responsibilities	PCI	AMAG
aspects of inspection.
1.14	Will be entitled to conduct quality audits of listed facilities any time Products are found to have significant quality issues. Max routine/requalification audits shall not exceed once per year.		X
1.15	Will conduct internal audit of quality control and quality assurance systems in accordance with the cGMP and applicable Standard Operating Procedures.	X
1.16

Warrant that it is not debarred under the U.S. Generic Drug Enforcement Act of 1992 and will not knowingly employ or use the services of any individual who is debarred or who has engaged in activities that could lead to being debarred.

		X	X
1.17	Perform and maintain validations relevant to the Services in accordance with cGMP requirements and PCI requirements, including process and cleaning validations.	X
1.18	Mutually agree upon and approve all product specific protocols and validations.	X	X
1.19	Conduct operations in compliance with applicable environmental, occupational health and safety laws and regulations.	X
1.20	Assist AMAG in the investigation and resolution of medical and non-medical product complaints related to the Services within thirty days.	X
1.21

Notify AMAG of any requests for information, notices of violations or other communication from any government agency relating to environmental, occupational health and safety compliance, to the extent it may directly impact the Services.

X
1.22	Notify AMAG of any incident affecting compliance with environmental, occupational health and safety laws, to the extent they may directly impact Services.	X
1.23	Pull samples when requested for stability testing as defined in the approved Master Packaging Instructions.	X
1.24	Issue and follow up on FDA Field Alerts (commercial stability testing only). AMAG will notify PCI of the decision to initiate a regulatory action prior to notification to the agency whenever possible.		X
1.25	Perform the following responsibilities with regard to Complaints relating to Product or Services
	a. Collection and logging	X	X
	b. Investigation	X	X
	c. Issue of reports and follow-up corrective action	X	X
	d. Communicates decision to recall product to PCI		X
	e. Responsible for notification to appropriate regulatory agencies		X
	f. Responsible for management of product recall		X
	g. Responsible for reconciliation of returned product		X
1.26	Perform the following responsibilities to Regulatory Authorities
	Will act as primary liaison with appropriate Regulatory Authorities.		X
	Maintains relevant safety/hazard and handling data, if applicable.	X	X

	Responsibilities	PCI	AMAG
	Liaison with health and safety authorities	X	X
	Liaison with environmental protection authorities (pollution prevention)	X	X
1.27	Will meet all drug listing-filing requirements as communicated by AMAG to PCI for the Packaging of Product processed at the Facilities.	X
1.28	Will prepare and submit post-marketing annual reports to the FDA and the other Regulatory Authorities in accordance with Applicable Laws.		X
1.29

Will prepare an annual Product review and provide it to AMAG in support of AMAG’s annual Product report. The annual Product review shall be provided within 60 days of request and shall contain the following information:

•      Change control information for all changes implemented during the preceding year pertaining to the Product

•      List of Deviations

•      List of Customer Complaints

•      List of Quarantine Notices

•      List of Validations performed

•      Recommendations

•      Other information that may be reasonably required

X
1.30	Will review and approve the original Packaging (as applicable) master batch record for the Product.	X	X
1.31	Will provide supporting documentation for the NDA as requested.	X
1.32	Will review and approve change control documents for Packaging (as applicable) batch records prior to implementation.	X	X
2	PACKAGING
2.1	Will ensure that all specifications contained in the master batch record comply with the Marketing Authorization, as amended from time to time, and will certify such in writing to PCI.		X
2.2

Draft the Master Packaging Instructions (MPI) for product(s) in accordance with the product specifications and/or AMAG instructions.  PCI will receive AMAG approval of the MPI from at least one AMAG Quality Assurance representative.

		X	X
2.3	Utilize specification(s) developed for the product.	X
2.4

Will submit any changed proposed changes to the Specifications to the other appropriate party for review and approval prior to the implementation of such changes and the submission of any changes to the Regulatory Authorities.

		X	X
2.5	Responsible for batch identification system for packaging product.	X	X
2.6	Responsible for qualification and approval of packaging components.		X
2.7	Responsible for approval of Packaging component suppliers. Responsibility will be assigned based on who is selecting the supplier for use.	X	X
2.8	Will be responsible for labeling the Product in accordance with the Specifications and applicable portions of 21 CFR 211.122 through 211.130.	X

	Responsibilities	PCI	AMAG
2.9

Will audit and qualify Packaging material suppliers providing Packaging material for the Product to ensure full compliance with the Specifications, cGMP Applicable Laws and Standard Operating Procedures.

X
2.10	PCI is responsible for maintenance of specifications, procurement, storage, sampling and testing and release of the packaging components and for obtaining AMAG approval of all documentation revisions.	X
2.11	Responsible for retaining reference samples of labeling, and packaging components, for at least (1) year beyond expiration date assigned to the batch.	X
2.12

Will pull and store retain samples during Packaging as required in the approved Packaging batch records.  PCI will pull and send Product reserve samples as directed by  AMAG.  AMAG is responsible for determining the amount of reserve samples required and communicating the quantity to PCI

		X	X
2.13	Responsible to perform maintenance, qualification and validation of the facility, equipment and processes associated with the packaging of the product.	X
2.14	May be present during Process validation activities.		X
2.15

PCI is responsible to perform sampling and release of packaged Product in accordance with the Product specification and to supply a Certificate of Release to AMAG. AMAG is responsible for final product release to market.(Responsibility will be defined as per specifics of the contract.)

		X	X
2.16	Will assign Product lot codes and expiration dates as appropriate to Packaging, on a lot-by-lot basis, in accordance with Standard Operating Procedures.		X
2.17

Responsible for investigation, resolution and documentation of all events not conforming to approved MPI or specifications.  All such investigations shall be recorded and approved within thirty days unless PCI notifies AMAG that such investigation will exceed thirty days. All such investigations shall be reviewed and approved by AMAG.

		X	X
2.18	Will review and approve all deviation reports for Packaging (as applicable). Copies of the deviation reports will be provided with the batch documentation.	X	X
2.19

Will promptly notify AMAG of any deviations or failures related to Packaging (as applicable) within 2 business days. If there is a confirmed deviation, processing of additional lots shall be discontinued until a common agreement is reached regarding the impact and approach to be followed.

X
2.20	Maintain batch records for the minimum period required by applicable laws and supply a copy of such batch records to AMAG at time of release.	X
2.21	Will maintain safety/hazard and handling data for new products and materials in accordance with the Specifications.	X	X
2.22	Validation batch production and testing records shall be kept for	X

	Responsibilities	PCI	AMAG
the minimum period required by applicable laws.
2.23	Will perform all appropriate in-process testing as agreed upon and required by the Packaging master batch record pertaining to the Packaging of the Product.	X
2.24	Will be responsible for releasing of the Product to PCI’s Packaging Facilities.		X
2.25	Will be responsible for releasing the Product to the market in accordance with the Specifications.		X
2.26	Will provide all necessary support and documents as may be appropriate to issue and follow up on FDA Field Alerts or similar matters from applicable Regulatory Authorities.	X
3	STORAGE AND TRANSPORTATION OF BULK PRODUCT AND WASTE DISPOSAL
3.1	Provide PCI with authorized ship “from” location(s). Provide PCI with authorized ship “to” delivery location(s).		X
3.2	Provide PCI with shipping conditions to PCI (temperature/RH, as applicable) and other special shipping requirements i.e.: receiving instructions, usage of dataloggers, etc.		X
3.3	Provide PCI with shipping conditions to specified delivery location(s) (temperature/RH, as applicable) and other special shipping requirements i.e.: receiving instructions, usage of dataloggers, etc.		X
3.4	Define Product storage and in-process Packaging requirements(temperature/RH, as applicable) within warehouse and production areas and agreed to by PCI.	X	X
3.5	Arrange for transportation of Product as requested by AMAG.	X	X
3.6	Provide for customs formalities and freight forwarding.		X
3.7	Insurance for transportation of Product		X
3.8	Will be responsible for handling all Product returns in accordance with AMAG standard operating procedures.		X
4	DOCUMENTATION
4.1	Provide complete batch documentation with all associated deviations and a QA representative signed Certificates of Release and cGMP Compliance.	X
4.2

Reconciliation and accountability for all labeling and specified Packaging components as required by the MPI after all critical process steps.  Any reconciliation outside pre-established limits must be investigated and a copy of the investigation included in the batch record.

X